Exhibit 10.1

                            Form of Escrow Agreement















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                                                                    Exhibit 10.1


                         INTERVEST MORTGAGE CORPORATION
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT made as of this ____ day of _______, 2003, by and among Intervest Mortgage Corporation, a New York corporation with its principal offices at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020-1903 ("Corporation"); Sage, Rutty & Co., Inc., a New York corporation with its principal offices at 1621 Jefferson Road, Rochester, New York 14623 ("Underwriter"); and Canandaigua National Bank and Trust Company, a national banking organization with its principal offices at 72 South Main Street, Canandaigua, New York 14424 ("Escrow Agent").

                                R E C I T A L S:

         WHEREAS, the Corporation has filed a Form S-11 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("Registration Statement") covering a proposed offering of a minimum of $6,500,000 and maximum of $8,500,000 aggregate principal amount of its Series _/__/03 Subordinated Debentures ("Debentures"); and

         WHEREAS, the Underwriter intends to sell the Debentures as the Corporation's agent on a best efforts basis; and

         WHEREAS, certain officers of the Corporation may also sell Debentures; and

         WHEREAS, under the terms of the offering, subscription funds received on the sale of Debentures will be deposited in an escrow account until certain terms and conditions have been met; and

         WHEREAS, the Corporation desires that the subscription funds be held in escrow by the Escrow Agent on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1.       Establishment and Custody of Escrow Fund.
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                  (a)  On or  prior  to the  date  of  the  commencement  of the offering of the Debentures, the parties shall establish an interest-bearing escrow account with the Escrow Agent. The Corporation will notify the Escrow Agent in writing of the effective date of the Registration Statement. The escrow account shall be entitled "Canandaigua National Bank & Trust Company, as Escrow Agent for Intervest Mortgage Corporation." The Corporation shall, prior to the establishment of such account, furnish to the Escrow Agent a completed IRS Form W-9.

                  (b) On the next Business Day following receipt by the Corporation or the Underwriter from an investor desiring to purchase Debentures ("Subscriber(s)") or from any participating selected dealer, of any subscription documents and payment of the subscription price (in the minimum of $10,000) for Debentures to be purchased, it will promptly transmit to the Escrow Agent the following:

                       (i) Checks, bank drafts or money orders payable to "CNB - Escrow Intervest" or wire transfers to the escrow account (such sums as held by Escrow Agent in collected funds, as increased or decreased by any investments, reinvestments or distributions made in respect thereof and any interest thereon as held from time to time by the Escrow Agent pursuant to the terms of this Escrow Agreement, being hereafter collectively referred to as the "Escrow Fund"). Such funds shall be delivered to Canandaigua National Bank and Trust Company, 1150 Pittsford-Victor Road, Pittsford, New York 14534, Attention:
Sharon Greisberger, Vice President, by 12:00 noon on the next Business Day after receipt, for deposit in accordance with Section 2; and

                       (ii) With each deposit to the Escrow Fund, a statement containing the name, address and tax identification number of each Subscriber.

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                  (c) Checks or other forms of payment  not made  payable to the
Escrow Agent shall be returned by the Escrow Agent to the purchaser who submitted the check.

                  (d) For purposes of this Escrow Agreement, a "Business Day" is a day upon which the Escrow Agent is open for the conduct of business.

                  (e) The Escrow Agent will acknowledge receipt of the Escrow Fund and will hold the Escrow Funds subject to the terms and conditions of this Escrow Agreement.

                  (f) The Escrow Agent shall notify the Corporation when the total amount of subscription funds in the Escrow Fund, less the amount of any such checks returned for insufficient funds, equals at least $6,500,000 (the "Minimum Funds"). No investment profits or losses and no interest earned on any investment of the Escrow Fund shall be considered for purposes of this calculation.

                  (g) During the term of this Escrow Agreement, the Corporation understands that it is not entitled to any funds received into escrow and no amounts deposited shall become the property of the Corporation or any other entity, or be subject to the debts of the Corporation or any other entity.

       2.         Investment of Escrow Fund.  Moneys  held  in  the  Escrow Fund
                  -------------------------
shall be invested and reinvested by the Escrow Agent in its trust money market account. Moneys held in the Escrow Fund will, in any event, be invested only in investments permissible under Rule 15c2-4 under the Securities Exchange Act of 1934.

       3.         Duties of Escrow Agent. Acceptance by the Escrow Agent of  its
                  ----------------------
duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

                  (a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreements between the Corporation, Underwriter and any Subscriber.

                  (b) The duties of the Escrow Agent are only such as are herein specifically provided and such duties are purely ministerial in nature. The Escrow Agent's primary duty shall be to keep custody of and safeguard the Escrow Fund during the period of the escrow, to invest monies held in the Escrow Fund in accordance with Section 2 hereof and to make disbursements from the Escrow Fund in accordance with Section 4 hereof.

                  (c) The Escrow Agent shall be under no obligations in respect of the Escrow Fund other than to faithfully follow the instructions herein contained or delivered to the Escrow Agent in accordance with this Escrow Agreement. The Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt or other paper or document which it in good faith believes to be genuine and what it purports to be and the Escrow Agent shall be subject to no liability with respect to the form, execution or validity thereof. If, in the opinion of the Escrow Agent, the instructions it receives are ambiguous, uncertain or in conflict with any previous instructions or this Escrow Agreement, then the Escrow Agent is authorized to hold and preserve intact the Escrow Fund pending the settlement of any such controversy by final adjudication of a court or courts of proper jurisdiction.

                  (d) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything which it may in good faith do or refrain from doing in connection herewith, unless caused by its willful misconduct or gross negligence. The Corporation shall indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, damages, liabilities and expenses, including reasonable attorneys' fees, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of the appointment as Escrow Agent hereunder or the performance of its duties hereunder, unless the Escrow Agent is determined to have committed an intentional wrongful act or to have been grossly negligent with respect to its duties under this Escrow Agreement.



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                  (e) The Escrow Agent shall return to the  Corporation any sums delivered to the Escrow Agent pursuant to this Escrow Agreement for which the Escrow Agent has not received release instructions pursuant to Section 4 hereof, and as to which four years have passed since delivery.

                  (f) The Escrow Agent may consult with, and obtain advice from, legal counsel (which may not be counsel to the Corporation) in the event of any dispute or questions as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability in acting in good faith in accordance with the written opinion and instructions of such counsel. The fees for consultation with such counsel shall be paid by the Corporation.

                  (g) Reference in this Escrow Agreement to the Registration Statement is for identification purposes only, and its terms and conditions are not thereby incorporated herein.

       4.         Distribution and Release of Funds.
                  ---------------------------------

                  (a)  For   purposes  of  this  Escrow   Agreement,   the  term
"Termination Date" shall mean the earlier of:

                       (i) ___________, 2003, or such later date set forth in a written notice purportedly executed by the Corporation and delivered to the Escrow Agent at least five (5) Business Days prior to _________, 2003.

                       (ii) The date, if any, upon which the Escrow Agent receives a written notice purportedly executed by the Corporation stating that the offering has been terminated, or such later date set forth in such notice as the effective date of such termination; or

                       (iii) Any date specified by the Corporation in writing, after the date the Escrow Agent has confirmed that it has received in the Escrow Fund at least the Minimum Funds in good, collected funds.

                  (b) On the Termination Date, the Escrow Agent shall certify to the Corporation in writing the total amount of collected funds in the Escrow Fund.

                  (c) The Escrow Agent shall return the funds deposited with it to the Subscribers if, on the Termination Date, the Escrow Fund does not consist of collected funds totaling at least the Minimum Funds. The Escrow Agent shall have fully discharged this obligation to return Subscribers' funds if it has mailed to each Subscriber, at the address furnished to it by the Corporation, the Underwriter or any selected dealer, by registered or certified mail, return receipt requested, a bank check made payable to each Subscriber for the amount originally deposited by that Subscriber, plus the Subscriber's pro rata share of net interest (defined below) earned without regard to the date the Subscriber's funds were deposited. For purposes of this Escrow Agreement, "net interest" shall mean the interest earned on the Escrow Fund, less any fees or expenses of the Escrow Agent paid from the Escrow Fund pursuant to Section 5.

                  (d) At such time as (i) the total amount of collected funds in the Escrow Fund equals at least the Minimum Funds, and (ii) the Escrow Agent has received, on or before the Termination Date, written instructions executed by the Underwriter and the Corporation, the Escrow Agent shall distribute the entire Escrow Fund, less commissions, fees and expense reimbursement due to the Underwriter and any selected dealers, pursuant to such instructions. The commissions, fees and expense reimbursement due to the Underwriter and selected broker-dealers shall be set forth in the written instructions, and the Escrow Agent shall distribute the commissions, fees and expense reimbursement due to the Underwriter and selected dealers directly to the Underwriter. Subject to the foregoing, distributions may be made to third parties at the direction of the Corporation. Net interest earned on the Escrow Fund shall be paid to the Corporation.

                  (e) If the Corporation rejects a subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected Subscriber. Otherwise, the Escrow Agent shall promptly remit the rejected Subscriber's check directly to the Subscriber. Any check returned unpaid to the Escrow Agent will be returned to the Underwriter or


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selected  dealer that  submitted  the check.  Any check or other form of payment received by the Escrow Agent not payable to "CNB - Escrow Intervest" shall be returned to the Subscriber by the Escrow Agent.

                  (f) For purposes hereof, "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. Furthermore, a check which is not (i) a certified check or (ii) a bank draft or a cashiers check drawn on a bank reasonably acceptable to the Escrow Agent, shall constitute "collected funds" only if it has not been returned for insufficient funds within ten (10) Business Days after its receipt by the Escrow Agent. No investment profits or losses and no interest earned on any investments of the Escrow Fund shall be considered for purposes of the above calculation.

                  (g) It shall be a condition to the return of funds to any subscriber hereunder that such subscriber shall have delivered to the Escrow Agent a completed IRS Form W-9. The Corporation shall include in the Prospectus which is part of the Registration Statement and/or in the subscription forms to be executed by subscribers, notice of the requirement for delivery of such IRS Form W-9 as a condition to the return of funds deposited in the Escrow Account.

                  (h) This Escrow Agreement shall terminate on the final distribution of the Escrow Fund, at which time the Escrow Agent shall be forever and irrevocably released and discharged from any and all further responsibility or liability with respect to the Escrow Fund.

       5.         Compensation. The Corporation agrees to pay the Escrow Agent a
                  ------------
fee of $500 as compensation for its services in connection with establishing the Escrow Fund, payable at the time this Escrow Agreement is executed, whether or not any Debentures are sold. In addition, the Corporation shall pay an annual maintenance fee of $100, prorated for the number of months the Escrow Account is open, payable whether or not any Debentures are sold. The Corporation shall pay, in addition to the foregoing fees, the following charges:

         $1,000.00   Handling and processing fees.
           $  7.50   Per check disbursed.
           $ 10.00   Per prorated net interest computation if funds are returned to investors.
           $ 10.00   Per  Form  1099  required  to  be transmitted by the Escrow
                     Agent.
           $ 25.00   Per check returned for insufficient funds.
           $ 15.00   Per wire transfer

Except for the set-up fee due upon execution of this Escrow Agreement, the fees and charges shall be paid by the Corporation on the date(s) the Escrow Fund is distributed pursuant to Section 4. The Escrow Agent shall have the right to cause any fees due hereunder to be paid out of the interest earned on the Escrow Account.

       6.         Termination.  This  Escrow  Agreement shall terminate no later
                  -----------
than the Termination Date, or on such earlier date as the Escrow Agent shall have paid out a total of at least $6,500,000 in collected funds in accordance with the provisions of this Escrow Agreement.

       7.         Resignation and Removal of Escrow Agent.  The Escrow Agent may
                  ---------------------------------------
at any time resign and be discharged of the duties and obligations created by this Escrow Agreement by giving at least sixty (60) days' written notice to the Corporation and the Underwriter; the Escrow Agent may be removed at any time upon sixty (60) days' notice by an instrument purportedly signed by an authorized person of the Corporation and the Underwriter. Any successor Escrow Agent shall be appointed and approved by the Corporation and the Underwriter. Any such successor Escrow Agent shall deliver to the former Escrow Agent a written instrument, acknowledged by the Corporation and the Underwriter, accepting such appointment hereunder and thereupon it shall take delivery of the Escrow Fund to hold and distribute in accordance with the terms hereof. If no successor Escrow Agent shall have been appointed within thirty (30) days after the Corporation and the Underwriter are notified of the Escrow Agent's resignation, the Escrow Agent shall return the Escrow Fund to the Subscribers in accordance with the procedure set forth in Section 4(c). Upon the delivery of the Escrow Fund in accordance with this Section 7, the Escrow Agent shall be discharged from any further duties hereunder.



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       8.         Binding Effect.  This  Escrow  Agreement shall be binding upon
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and inure to the benefit of the parties, their successors and assigns.

       9.         Headings.  The headings contained in this Escrow Agreement are
                  --------
intended for convenience and shall not in any way determine the rights of the parties to this Escrow Agreement.

      10.         Waiver.  Waiver  of  any  terms  or  conditions of this Escrow
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Agreement  by any party shall not be  construed  as (a) a waiver of a subsequent breach or failure of the same term or condition, or (b) a waiver of any other term or condition of this Escrow Agreement.

      11.         Counterparts.  This Escrow Agreement may be executed in one or
                  ------------
more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one such counterpart.

      12.         Modification.  This  Escrow  Agreement  constitutes the entire
                  ------------
agreement between the parties as to the escrow of Subscribers' funds, and shall not be modified except in writing signed and acknowledged by all the parties.

         13.      Notices.  All notices and communications hereunder shall be in
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writing and shall be deemed to be duly given on the date delivered by the United
States Mail, registered or certified mail, return receipt requested, postage prepaid to the address of the Corporation and Underwriter as first above written, and to the Escrow Agent at 1150 Pittsford-Victor Road, Pittsford, New York 14534, Attention: Sharon Greisberger, Vice President, provided, however, that notices may be given by telex, cable, telecopier, courier service,
telephone,   personal  delivery  or  otherwise,   effective  the  date  of  such
communication, provided that notices given by such means of communications are confirmed by mail as aforesaid, postmarked within one business day after such other form of communication.

      14.         Governing Law.  This  Escrow  Agreement shall be construed and
                  -------------
enforced in accordance with the laws of the State of New York. The parties consent to the personal jurisdiction of all courts of the State of New York, and agree that such jurisdiction shall be exclusive.

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.


CORPORATION:                   INTERVEST MORTGAGE CORPORATION


                               By:      ________________________________________
                               Its:     ________________________________________


ESCROW AGENT:                  CANANDAIGUA NATIONAL BANK AND TRUST COMPANY


                               By:      _______________________________________
                               Its:     _______________________________________


UNDERWRITER:                   SAGE, RUTTY & CO., INC.

                               By:      ______________________________________
                               Its:     ______________________________________



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